POWER OF ATTORNEY

              KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints, Craig Bentley and Ian Pamensky, each of Nova Minerals Corp (the "Company"), and Ned A. Prusse of Perkins Coie, LLP, each with full power to act as the undersigned's true and lawful attorneys-in-fact, with full power of substitution, to:

I}	execute for and on behalf of the undersigned, in the undersigned's capacity as a director or executive officer of the Company, a Form ID and any documents related to the undersigned's access to the Securities and Exchange Commission's
EDGAR system (including, but not limited to, updating passphrases);
2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID
Application, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission;
3) complete and execute for and on behalf of !he undersigned Foons 3, 4 and 5 and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16(a) and Schedules
13D and 130 in accordance with Section 13, of the Securities Exchange Act of
1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;
4) do all acts necessary in order to file such Forms and Schedules with the
Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate;
5) to serve on the undersigned's behalf as account administrator, user, and/or technical administrator for purposes of EDGAR Next in connection with their SEC filings (including Form 3s, Form 4s, Form 5s, and Form 144s) and to appoint additional account administrators, users, and/or technical administrators to have the same authority and carry out the same responsibilities as the attorneys-in-fact named herein; and
6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

              The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or 16 of the Securities
  Exchange Act of 1934 (as amended).

             This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

By: /s/ Chaim (Dovi) Berger
Name:	Chaim (Dovi) Berger
Title:	Applicant

Date: 26-06-2026